UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Great American Group, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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        GREAT AMERICAN GROUP, INC.

May 16, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Great American Group, Inc., which will be held at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, on June 19, 2013, at 1:00 p.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of Great American Group, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Andrew Gumaer
Chairman and Chief Executive Officer

GREAT AMERICAN GROUP, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

(818) 884-3737

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 19, 2013

To the Stockholders of Great American Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Great American Group, Inc. (the “Company”) will be held on June 19, 2013, at 1:00 p.m. local time at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, for the following purposes:

1.	To elect two (2) Class I directors to hold office for a three-year term to expire at the 2016 Annual Meeting of the Stockholders or until their successors are elected and duly qualified.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	To approve, on an advisory basis, the compensation of our named executive officers.

4.	To vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of our named executive officers.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on May 3, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Andrew Gumaer
Chairman and Chief Executive Officer

Woodland Hills, California
May 16, 2013

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

GREAT AMERICAN GROUP, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 19, 2013

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), of Great American Group, Inc. to be held on June 19, 2013, at 1:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. We expect to mail this proxy statement to our stockholders on or about May 16, 2013.

All references to “us”, “we”, “our”, and “the Company” refer to Great American Group, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees, FOR proposals 2 and 3 and for a THREE YEAR frequency with respect to proposal 4. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock at the close of business on the record date, May 3, 2013, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on May 3, 2013, the Company had 30,002,975 shares of common stock outstanding and entitled to vote held by 27 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

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Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1) by revoking it in person at the Annual Meeting;

(2) by writing, delivered to our Corporate Secretary at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367 before the proxy is used; or

(3) by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2013

Copies of this proxy statement and our 2012 Annual Report to stockholders are also available online at: http://viewproxy.com/greatamerican/2013/.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors consisting of two Class I directors (Bryant R. Riley and Mark D. Klein), two Class II directors (Hugh G. Hilton and Harvey M. Yellen), and two Class III directors (Andrew Gumaer and Matthew J. Hart). Our Class I directors will serve until the Annual Meeting, and our Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2014 and 2015, respectively, or until their respective successors are duly elected and qualified.

Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. Each director’s term is subject to the election and qualification of his successor, or his earlier death, resignation or removal.

The terms of the current Class I directors will expire on the date of the upcoming Annual Meeting. The board of directors has nominated our current Class I directors, Mark D. Klein and Bryant R. Riley, to be elected as Class I directors at the Annual Meeting. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2016, or until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

There are no familial relationships between any of our directors or our executive officers and any other director or executive officer. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of the Company.

Information Regarding Directors

The following table provides the name, age and position(s) of each of our directors as of April 30, 2013:

Name	Age	Committees
Class I Directors
Mark D. Klein	51	Compensation Committee, Corporate Governance Committee
Bryant R. Riley	46	None.

Class II Directors
Hugh G. Hilton	62	Audit Committee, Compensation Committee*, Corporate Governance Committee
Harvey M. Yellen	66	None.

Class III Directors
Andrew Gumaer	52	None.
Matthew J. Hart	61	Audit Committee*, Compensation Committee, Corporate Governance Committee*

*	Chairman of the respective committee.

Our Class I Nominees for Director

Mark D. Klein has served as a director since July 2009. Mr. Klein serves as the Chief Executive Officer and Co-Chairman of the Board of National Holdings Corporation and Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer, where he is a registered representative and principal. In March 2012 Mr. Klein became co-owner of MK Capital Advisors, a registered investment adviser which, among other things, serves as the advisor to the MKCA Opportunity Fund, a fund of funds. In May 2011, Mr. Klein cofounded and joined the board of directors of GSV Capital, a business development company focused on equity investments in private growth companies. From April 2010 to May 2011, Mr. Klein was the Chairman of the Board, Chief Executive Officer and President of Crumbs Bake Shop, Inc., formerly 57th Street General Acquisition Corp., a special purpose acquisition company he helped form, and a director since its inception. From March 2007 to July 2009, Mr. Klein served as the Chief Executive Officer, President and a director of Alternative Asset Management Corporation (“AAMAC”), a special purpose acquisition company he helped form in 2007 and which completed a merger with Great American Group LLC in July 2009. From April 2007 until August 2008, Mr. Klein was the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group, a business services firm. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From 2005 to 2006, Mr. Klein served as the Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities from 2000 to 2005, which were the US subsidiaries of the National Bank of Greece. Prior to joining NBGI, Mr. Klein was President and founder of Newbrook Capital Management, founder and managing member of Independence Holdings Partners, LLC, a private equity fund-of-funds company, and founder and general partner of Intrinsic Edge Partners, a long/short equity hedge fund. Prior to the joining Newbrook Capital Management, Mr. Klein was a Senior Portfolio Manager for PaineWebber and Smith Barney Shearson, both investment banking firms. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration Degree with high distinction from Emory University. Mr. Klein’s experience and expertise in the investment banking industry provides our Board with valuable insight into the capital markets and investment community.

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Bryant R. Riley has served as a director since August 2009. Mr. Riley has served as the Chairman and Chief Executive Officer of B. Riley & Co., LLC, a stock brokerage firm, since founding the firm in 1997. Mr. Riley currently serves on the board of directors of Strasbaugh (OTCBB: STRB) since July of 2010, Lightbridge Communications Corp (LCC) since March 2010 and Cadiz Inc. (NASDAQ: CDZI) since April 2013. He has also served on the boards Alliance Semiconductor Corp. from July 2005 to February 2012, DDI Corp. from May 2007 to May of 2012, Trans World Entertainment Corp. from January 2009 to July 2012 and National Holdings Corporation from April 2012 to October 2012. He also serves on the board of directors for several private companies.  Mr. Riley also previously served on the board of directors of Aldila, Inc. from 2003 to February 2010, Celeritek, Inc. from 2003 to 2007, Integrated Silicon Solutions, Inc. from 2006 to 2008, Mossimo, Inc. from 2005 to 2006, Silicon Storage Technology, Inc. from 2008 to 2009 and Transmeta Corp. from 2008 to 2009. Mr. Riley received his B.S. in Finance from Lehigh University. Mr. Riley’s experience and expertise in the investment banking industry provides our Board with valuable insight into the capital markets. Mr. Riley’s extensive experience serving on other public company boards is an important resource for our Board.

Class II Directors

Hugh G. Hilton has served as a director since July 2009. Mr. Hilton has served as the Chief Executive Officer of Alvarez & Marsal Capital Real Estate, LLC, which he co-founded in December 2008, the real estate and investment management arm of Alvarez & Marsal. From 2003 to December 2008, Mr. Hilton served as the founding Managing Director of Catalyst, LLC, a restructuring and turnaround firm.  Mr. Hilton has been involved in over 25 corporate restructuring and turnaround engagements, during which he provided financial advisory services and/or filled interim senior management roles, such as Chairman, Chief Executive Officer, President, and/or Chief Restructuring Officer at both public and private middle market companies.  Prior to 2003, Mr. Hilton served as a Managing Director of Alvarez & Marsal, President of HVK, Inc., President First Interstate Bancorp’s real estate fund advisory arm, and Vice President of BankAmerica Investment Real Estate. Mr. Hilton holds a Bachelor of Business Administration and a Master of Business Administration from the University of Michigan as well as a Juris Doctor from the University of Colorado. Mr. Hilton is a member of the American Bankruptcy Institute and the Colorado Bar Association. Mr. Hilton’s financial experience and expertise in the real estate and restructuring industries is particularly relevant to the Board as we expand our current service offerings. He provides the Board with important insight into the real estate marketplace.

Harvey M. Yellen has served as our Vice Chairman and President since July 2009 and served as our Chief Operating Officer from September 2010 to April 2013. Prior to July 2009, Mr. Yellen was a co-founder of GAG, LLC, had served as GAG, LLC’s Chairman since June 2007 and previously served as GAG, LLC’s President from June 2006 to June 2007 and the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Yellen was also the Executive Vice President of Garcel, Inc. from 1994 to 2002. Prior to beginning his services at Garcel, Inc., Mr. Yellen held senior management positions at various retail companies, including: Allied Department Stores, Sieferts/Spurgeons and Fashion Crossroads. Mr. Yellen received his Bachelor of Science in Business from Louisiana State University in 1968. Mr. Yellen’s in depth knowledge of our business and operations and his experience in the retail industry position him well to serve as our Vice Chairman and President and a member of our Board.

Class III Directors

Andrew Gumaer has served as our Chief Executive Officer since July 2009 and our Chairman since March 2012. Prior to July 2009, Mr. Gumaer was a co-founder of GAG, LLC, had served as GAG, LLC’s Chief Executive Officer since May 2007 and previously served as GAG, LLC’s President from June 2006 to May 2007. Prior to assuming his current responsibilities, Mr. Gumaer was the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Gumaer also served as the Senior Vice President of Garcel, Inc. from 1997 to 2002 and as a Senior Vice President with the investment banking firm Drexel Burnham Lambert prior to his service with Garcel, Inc. Mr. Gumaer’s in depth knowledge of our business and operations, his experience in the investment banking industry, and leadership as GAG, LLC’s Chief Executive Officer and President since 2006 positions him well to serve as our Chief Executive Officer and a member of our Board.

Matthew J. Hart has served as a director since July 2009. Mr. Hart was President and Chief Operating Officer of Hilton Hotels Corporation, referred to herein as Hilton, from May 2004 until the buyout of Hilton by the Blackstone Group in October 2007. Mr. Hart also served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Prior to joining Hilton in 1996, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company and was Executive Vice President and Chief Financial Officer for Host Marriot Corp. Mr. Hart received his Bachelor of Arts in Economics and Sociology from Vanderbilt University in 1974 and earned a Master of Business Administration in Finance and Marketing from Columbia University in 1976. Mr. Hart currently serves on the board of directors of US Airways Group, Air Lease Corporation. Mr. Hart formerly served on the board of directors of Kilroy Realty Corp. from 1997 to 2007 and America West Holdings Corp. from 2005 to 2006. Mr. Hart’s extensive experience and expertise with public companies is well suited for his role as the designated financial expert and chairman of our Audit Committee. He also brings extensive experience serving on other public company boards which provide important resources in his service on our Board.

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Vote Required

Each director is elected by a plurality of the votes cast with regard to the election of directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named below, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE CLASS I NOMINEES FOR DIRECTOR.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Board has selected Marcum LLP (“Marcum”) as our independent public accounting firm for the fiscal year ending December 31, 2013, and has further directed that management submit the selection of independent public accounting firm for ratification by our stockholders at our Annual Meeting. Marcum has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Marcum are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee (“Audit Committee”) will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

The following table sets forth the aggregate fees for services provided to us by Marcum for the fiscal years ended December 31, 2011 and 2012:

	Fiscal 2011	Fiscal 2012
Audit Fees (1)	$333,000	$363,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

TOTAL	$333,000	$363,000

(1)	Audit Fees consist of audit and various attest services performed by Marcum and include the following: (1) fees for fiscal 2011 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and (b) the audit of our financial statements for the year ended December 31, 2011 and (2) fees for fiscal 2012 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 and (b) the audit of our financial statements for the year ended December 31, 2012.

Audit Committee Pre-Approval Policy

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Marcum during fiscal years 2011 and 2012 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Marcum in providing services to us for the fiscal year ended December 31, 2012, and has concluded that such services are compatible with their independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

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PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Security Exchange Commission’s (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee (“Compensation Committee”) believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal 3.

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also enables our stockholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years, or once every three years. Stockholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

Vote Required and Board of Directors’ Recommendation

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. Abstentions and broker non-votes will not be counted in determining which option receives the largest number of votes cast.

The Board of Directors recommends that stockholders vote for a three year (3-year) frequency for the stockholder advisory vote on compensation awarded to our named executive officers.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.greatamerican.com/governance.cfm.

Director Independence

Our Board of Directors has unanimously determined that four (4) of our directors, a majority of the Board, are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board determined that Messrs. Gumaer and Yellen are not “independent” because they are employees of the Company.

Nominations for Directors

Our Corporate Governance Committee (“Corporate Governance Committee”) evaluates and recommends to the Board of Directors director nominees for each election of directors. In fulfilling its responsibilities, the Corporate Governance Committee considers the following factors: (i) demonstrated personal integrity and moral character; (ii) willingness to apply sound and independent business judgment for the long-term interests of the stockholders; (iii) relevant business or professional experience, technical expertise or specialized skills; (iv) personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and (v) ability to commit sufficient time to effectively carry out the substantial duties of a director. The Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Corporate Governance Committee seeks to nominate a board of directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. The submissions should include a current resume of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

Our Bylaws provide that any stockholder who is entitled to vote at the annual meeting and who complies with the notice requirements described below may nominate persons for election to the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if our annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not later than the close of business not earlier than the 90th day prior to such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

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The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holders of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. These notice requirements are deemed satisfied if the stockholder notifies us that he or she intends to present a nomination at the annual meeting in compliance with SEC rules and such stockholder’s nomination has been included in a proxy statement that has been prepared by us.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at http://ir.greatamerican.com/governance.cfm, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Great American Group, Inc., 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Controller, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board normally meets quarterly, but may hold additional meetings as required. During fiscal year 2012, the Board held three regularly scheduled meetings. Each of our directors attended at least 75% of the Board meetings he was eligible to attend and each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of each committee of the Board on which he was serving. We do not have a policy requiring that directors attend our annual meeting of stockholders. All of our directors attended our 2012 annual meeting of stockholders.

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Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Messrs. Matthew J. Hart (Chairperson) and Hugh G. Hilton. Our Board has affirmatively determined that each member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(e) and the applicable rules of the Securities and Exchange Commission. Our Board has also affirmatively determined that Matthew J. Hart qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2012, the Audit Committee held four meetings.

The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://ir.greatamerican.com/governance.cfm. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is composed of Messrs. Hugh G. Hilton (Chairperson), Matthew J. Hart and Mark D. Klein. Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). During 2012, the Compensation Committee met one time. Our Board has adopted a charter for the Compensation Committee which is available for review on our website at http://ir.greatamerican.com/governance.cfm. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits.

Corporate Governance Committee

Our Corporate Governance Committee is composed of Messrs. Matthew J. Hart (Chairperson), Hugh G. Hilton and Mark D. Klein. Our Board has determined that each member of the Corporate Governance Committee is independent under Nasdaq Marketplace Rule 5605(a)(2). The Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Corporate Governance Committee met one time in 2012. Our Board has adopted a charter for the Corporate Governance Committee and a copy of that charter is available for review on our website at http://ir.greatamerican.com/governance.cfm. The responsibilities of the Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Bylaws, the Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Mr. Gumaer, our Chief Executive Officer, currently serves as Chairman of our Board.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and independent directors as members of each Board committee, is in the best interests of our company and our stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for our company given Mr. Gumaer’s in-depth knowledge of our business and industry, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of our customers. In addition, as the former president and one of two members of Great American Group, LLC prior to its acquisition by us on July 31, 2009, Mr. Gumaer provides important continuity in the operation of our business and its oversight by our Board. His knowledge and experience, as well as his role as our Chief Executive Officer, provide that he is in a position to elevate the most critical business issues for consideration by our independent directors.

We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without Mr. Gumaer, Mr. Yellen or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our company. We do not have a lead independent director; however, , pursuant to our Corporate Governance Guidelines, the Board may at any time decide to appoint a Presiding Director to provide leadership of executive sessions of the Board and consult with the Chairman with respect to matters to be brought before the Board, should it believe that such an appointment would be beneficial to the company and its stockholders.

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Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee	Overall risk management profile and policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.
Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Certain Relationships and Related Party Transactions

Other than as described below, since the beginning of fiscal year 2011, there were no transactions to which the Company was or is a party or currently proposed transactions which the Company is to be a party in which the amount involved exceeds $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Mark Weitz, our former President, Wholesale and Industrial Services, is the brother-in-law of Andrew Gumaer, our Chairman, Chief Executive Officer and director. Mr. Weitz’s total compensation, consisting of base salary, bonus, auto allowance, company paid medical, dental and life and disability insurance, and above market interest on nonqualified deferred compensation, in fiscal 2012 and 2011 for services rendered to us was $332,731 and $308,969, respectively. Mr. Weitz participated in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Weitz also is a Phantom Equityholder and received additional consideration as more fully described below. Mr. Weitz’s received total compensation of $220,463 in 2013, including $158,654 in severance payments pursuant to a severance agreement and general release between Mr. Weitz and the Company entered into in February 2013 in connection with the cessation of his employment with the Company on February 4, 2013. In addition to the foregoing, pursuant to such agreement and subject to certain conditions, the Company will also pay 100% of the COBRA continuation premium for Mr. Weitz for a period of eleven months ending on January 31, 2014.

Brian Yellen, our Executive Vice President, is the son of Harvey M. Yellen, our Vice Chairman, President and director. Mr. B. Yellen’s total compensation, consisting of base salary, bonus, commissions, auto allowance, company paid medical, dental and life and disability insurance, and above market interest on nonqualified deferred compensation, in fiscal 2012 and 2011 for services rendered to us was $483,525 and $261,919, respectively. Mr. B. Yellen participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. B. Yellen also is a Phantom Equityholder and received additional consideration as more fully described below. Mr. B. Yellen’s annual base salary for fiscal 2013 is $200,000, plus an annual auto allowance of $10,800.

Sandy Feldman, our Senior Vice President, is the son-in-law of Harvey M. Yellen. Mr. Feldman’s total compensation, consisting of base salary, bonus, commissions, auto allowance, company paid medical, dental and life and disability insurance in fiscal 2012 and 2011 for services rendered to us was $291,959 and $252,543, respectively. Mr. Feldman participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Feldman’s annual base salary for fiscal 2013 is $171,000, plus an annual auto allowance of $10,800.

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The Acquisition

Except as otherwise required by the context, references in this Proxy Statement to:

•	“Great American,” “the “Company,” “we,” “us” or “our” refer to the combined business of Great American Group, Inc. and all of its subsidiaries after giving effect to (i) the contribution to Great American Group, Inc. of all of the membership interests of Great American Group, LLC by the members of Great American, which transaction is referred to herein as the “Contribution”, and (ii) the merger of Alternative Asset Management Acquisition Corp. with and into its wholly-owned subsidiary, AAMAC Merger Sub, Inc., referred to herein as “Merger Sub”, in each case, which occurred on July 31, 2009, referred to herein as the “Merger.” The Contribution and Merger are referred to herein collectively as the “Acquisition;”

•	“GAG, Inc.” refers to Great American Group, Inc.;

•	“GAG, LLC” refers to Great American Group, LLC;

•	“the Great American Members” refers to the members of Great American Group, LLC prior to the Acquisition;

•	“Phantom Equityholders” refers to certain members of senior management of Great American Group, LLC prior to the Acquisition that were participants in a deferred compensation plan; and

•	“AAMAC” refers to Alternative Asset Management Acquisition Corp.

On July 31, 2009, the Company, GAG, LLC and AAMAC completed the Acquisition pursuant to an Agreement and Plan of Reorganization, dated as of May 14, 2009, as amended (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Great American Members contributed all of their membership interests of GAG, LLC to the Company and AAMAC merged with and into Merger Sub. As a result of the Acquisition, GAG, LLC and AAMAC became subsidiaries of the Company.

Promissory Notes

In connection with the Acquisition, we issued certain subordinated unsecured promissory notes to the Great American Members and the Phantom Equityholders. We have entered into multiple amendments to and waivers of our obligations under such unsecured subordinated promissory notes issued since the Acquisition. As a result of these amendments and waivers, in 2010 the interest rate was reduced to 3.75% with respect to an aggregate of $52.4 million of the then-outstanding $55.6 million in promissory notes. In addition, the maturity date for the then-outstanding $47.0 million in notes payable to the Great American Members was extended to July 31, 2018, subject to annual prepayments based upon our cash flow, provided that we are not obligated to make such prepayments if our minimum adjusted cash balance is below $20.0 million.  The 2010 amendments and waivers also permitted us to defer the payment of interest owed under $52.4 million of the notes until July 31, 2011.

Effective July 31, 2011, we entered into individual amendments with the Great American Members that increased the principal amount of the promissory notes for the $1.8 million of accrued interest that was due to them on July 31, 2011. The addition to the principal amount will accrue interest at the note rate of 3.75% and continue to be subject to annual prepayments based upon our cash flow and the maintenance of a minimum adjusted cash balance as provided in the notes prior to the capitalization of the accrued interest. We are not required to make any principal prepayments under these notes for the fiscal years ended December 31, 2011 and 2012. Also effective July 31, 2011, we entered into agreements permitting us to defer payment of $1.4 million in interest owed to the Phantom Equityholders from July 31, 2011 to the fourth quarter of 2011. As of December 31, 2012, there was $48.8 million in aggregate principal amount outstanding under the notes payable to the Great American Members and $3.4 million in aggregate principal amount outstanding under the notes payable to the Phantom Equityholders. Of this amount, $50.9 million accrues interest at 3.75% and $1.3 million accrues interest at 12.00%.

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The consideration received in fiscal year 2011 and 2012 in connection with the subordinated unsecured promissory notes by each of the Great American Members and Phantom Equityholders who since the beginning of fiscal year 2011 were executive officers, directors or immediate family members of the foregoing is as follows:

Phantom Equity-holder	Year	Consideration (in the form of Interest Earned on the Promissory Notes) (4)	Consideration (in the form of Principal Payments Paid on the Promissory Notes) (5)	Total Consideration on the Promissory Notes (6)	Principal Balance outstanding on the Promissory Notes at December 31 (7)

Former Great American Members
Andrew Gumaer	2012	$914,224	$—	$914,224	$24,379,316
	2011	895,032	—	895,032	24,379,316
Harvey M. Yellen	2012	$914,224	$—	$914,224	$24,379,316
	2011	895,032	—	895,032	24,379,316

Phantom Equityholders
Scott Carpenter	2012	$103,393	$333,701	$437,094	$667,403
	2011	150,083	333,701	483,784	1,001,104
Paul Erickson (1)	2012	$30,515	$315,162	$345,677	$630,325
	2011	44,296	315,162	359,458	945,488
Lester Friedman	2012	$28,720	$296,623	$325,343	$593,247
	2011	42,726	296,623	339,349	889,870
Mark Weitz (2)	2012	$28,720	$296,623	$325,343	$593,247
	2011	42,147	296,623	338,770	889,870
Brian Yellen (3)	2012	$17,053	$176,120	$193,173	$352,240
	2011	25,369	176,120	201,489	528,360

(1)	Mr. Erickson’s employment with the Company ceased on April 12, 2013.
(2)	Mr. Weitz is the brother-in-law of Andrew Gumaer, a director and the Chairman and Chief Executive Officer of the Company. Mr. Weitz’s employment with the Company ceased on February 4, 2013.
(3)	Mr. Yellen is the son of Harvey M. Yellen, a director and the Vice Chairman and President of the Company.
(4)	Consideration represents interest earned on the promissory notes for the fiscal years ended December 31, 2012 and 2011.
(5)	Consideration represents principal payments on the promissory notes for the fiscal years ended December 31, 2012 and 2011.
(6)	Total consideration represents the sum of interest earned on the promissory notes and principal payments on the promissory notes for the fiscal years ended December 31, 2012 and 2011.
(7)	Principal balance outstanding is unchanged as of May 16, 2013.

Financial Advisory Fees

In August 2011, the Company paid a loan origination fee of $140,000 to B. Riley & Co., LLC (“B. Riley”) (2% of the $7.0 million note payable to Dialectic Capital Partners, LP as more fully described in note 10 of our consolidated financial statements filed on Form 10-K on March 29, 2013). Bryant Riley, a member of our Board, is the controlling shareholder, President and Chief Executive Officer of B. Riley.

Escrow Agreements

In connection with the consummation of the Acquisition, GAG, Inc. entered into that certain Escrow Agreement, dated as of July 31, 2009 (the “Escrow Agreement”), with GAG, LLC, the Great American Members and Continental Stock Transfer & Trust Company, as escrow agent, to provide a fund (a) to secure the indemnification obligations of Great American to AAMAC against losses that the Company, as the surviving entity of the Acquisition, may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by Great American in the Purchase Agreement or any schedule or certificate delivered by Great American in connection with the Purchase Agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by Great American in the Purchase Agreement, (b) to offset against any working capital shortfall pursuant to the Purchase Agreement or (c) to offset against any inventory amount shortfall. Pursuant to the Escrow Agreement, the Great American Members placed in escrow an aggregate of 1,500,000 shares of the Company’s common stock (the “Escrowed Indemnification Stock”).

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On April 30, 2010 and 2011, 72,000 and 108,000 shares of the Escrowed Indemnification Stock, respectively, were released from escrow to the Phantom Equityholders. The remaining 1,320,000 shares that are currently held in escrow are reserved to offset against any inventory amount shortfall pursuant to the Escrow Agreement until the date that all of the specified inventory assets of Great American are sold. These shares will remain in escrow until such claims are resolved, at which time the remaining Escrowed Indemnification Stock shall be promptly returned to the Great American Members.

Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. To the extent required, related party transactions are then reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all such filing requirements applicable to our executive officers, directors and more than 10% stockholders during fiscal year 2012 were met in a timely manner.

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EXECUTIVE COMPENSATION

Our Executive Officers

Executive officers are elected by our Board and serve at its discretion. There are no familial relationships between any of our directors or our executive officers and any other director or executive officer. Set forth below is information regarding our executive officers as of April 30, 2013.

Name	Position	Age
Andrew Gumaer	Chairman and Chief Executive Officer	52
Harvey M. Yellen	Vice Chairman and President	66
Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	43
Scott K. Carpenter	Executive Vice President, Retail Services	57
Lester M. Friedman	Managing Director, Great American Group Advisory and Valuation Services, LLC	53
Mark P. Naughton	Senior Vice President and General Counsel	50
Howard E. Weitzman	Senior Vice President, Chief Accounting Officer	51

Mr. Gumaer’s biographical information is included with those of the other members of our Board.

Mr. Yellen’s biographical information is included with those of the other members of our Board.

Scott K. Carpenter has served as our Executive Vice President, Retail Services since July 2009 and as GAG, LLC’s Executive Vice President and Director of Operations, Retail Services since June 2006. Prior to assuming his current responsibilities, Mr. Carpenter was the Senior Vice President of Operations of The Pride Capital Group, LLC, predecessor in interest to Great American, from 2001 to May 2006 and the Vice President of Operations of Garcel, Inc. from 1997 to 2000. From 1995 to 1997, Mr. Carpenter was responsible for operations in 155 Office Depot stores in 17 states as Regional Operations Manager. Prior to his service with Office Depot, Mr. Carpenter served as a Buyer and as Director of Store Operations of Hechinger stores in both domestic and international operations from 1987 to 1995. Mr. Carpenter also previously worked for Booz, Allen and Hamilton and McDonnell Aircraft Company. Mr. Carpenter received his Bachelor of Science in Economics from George Mason University in 1978 and earned a Master of Arts from George Mason University in 1982.

Lester M. Friedman has served as the Managing Director of Great American Advisory and Valuation Services, LLC since April 2009 and previously served as the Chief Executive Officer of Great American Advisory and Valuation Services, LLC from 2002 to April 2009 and as the Chief Operating Officer from 2000 to 2002. Prior to assuming his current responsibilities, Mr. Friedman was the Chief Operating Officer of the Garcel, Inc. Appraisal Division from 1996 to 2000 and the Chief Financial Officer of Garcel, Inc. from 1994 to 1996. Mr. Friedman was also the Controller and Director of Inventory Appraisal and Valuations for Gordon Brothers Partners. Mr. Friedman received his Bachelor of Business Studies in Accounting from the University of Massachusetts – Amherst in 1982 and was a Certified Public Accountant licensed in Massachusetts from 1982 to 1990 while he worked for Laventhol Horwath.

Phillip J. Ahn has served as our Chief Financial Officer and Chief Operating Officer since April 2013 and previously served as our Senior Vice President, Strategy and Corporate Development from February 2010 to April 2013. Prior to joining the Company, Mr. Ahn served as Vice President of Altpoint Capital Partners from June 2009 to February 2010 and as Vice President of Stone Tower Equity Partners from June 2007 to June 2009. Prior to 2007, Mr. Ahn served as Senior Investment Officer at the NY State Common Retirement Fund and also held investment banking positions at both Salomon Smith Barney and CIBC World Markets. Prior to starting his investment banking career, Mr. Ahn was a research analyst at Standard & Poor’s J.J. Kenny division. Mr. Ahn received his Bachelor of Arts in Economics from the University of Michigan in 1992 and his MBA in Finance from Columbia University in 1997.

Mark P. Naughton has served as our Senior Vice President and General Counsel since July 2009, as Secretary since August 2009 and as GAG, LLC’s Senior Vice President and General Counsel since June 2006. Prior to assuming his current responsibilities, Mr. Naughton was the Vice President and General Counsel of The Pride Capital Group, LLC from May 2003 to May 2006 when The Pride Capital Group, LLC merged into Great American. Prior to joining Great American, Mr. Naughton was a partner in the Chicago office of Piper Rudnick (n/k/a DLA) from 1993 to May 2003 and was an associate from 1987 to 1993. Mr. Naughton received his Bachelor of Arts in History and Political Science from Marquette University in 1984 and earned a J.D. from Northwestern University in 1987.

Howard E. Weitzman has served as Senior Vice President, Chief Accounting Officer since December 2009. Prior to December 2009, Mr. Weitzman worked as a consultant from November 2008 assisting clients with financial reporting, internal controls, and compliance with Section 404 of the Sarbanes Oxley Act of 2002, including consulting for the Company from April 2009 on various accounting and financial reporting matters in connection with the Company’s transaction with AAMAC. From December 2006 to October 2008, Mr. Weitzman served as a Senior Manager in the SEC Services Group in the audit practice at Moss Adams, LLP. Mr. Weitzman also spent 12 years in public accounting at two “Big 4” accounting firms, most recently from 2003 to October 2005 as a Senior Manager in the financial services audit practice of Deloitte & Touche, LLP. Mr. Weitzman also held various senior financial management positions, including from 1994 to 2003, with Banner Holdings, Inc. as the Chief Financial Officer of Central Financial Acceptance Corporation and Controller and Principal Accounting Officer of Central Rents, Inc. Mr. Weitzman also served as a Senior Vice President and Chief Financial Officer of Peoples Choice Financial Corporation from October 2005 to October 2006. Mr. Weitzman received a B.S. in Accounting from California State University, Northridge and is a California licensed Certified Public Accountant.

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Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during fiscal 2012 and 2011.

Name and Principal Position (1)	Year ($)	Salary ($)	Nonqualified Deferred Compensation Earnings ($) (2)	Nonequity Incentive Compensation ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)

Andrew Gumaer	2012	500,000	—	—	41,971	541,971
Chairman and Chief Executive Officer	2011	392,308	—	—	39,593	431,901

Harvey M. Yellen	2012	500,000	—	—	36,056	536,056
Vice Chairman, President and Chief Operating Officer (5)	2011	392,308	—	—	34,587	426,895

Scott K. Carpenter	2012	252,976	75,132	440,280	32,363	800,751
Executive Vice President, Retail Services	2011	256,825	109,061	—	29,908	395,794

(1)	The table above summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2012 and 2011.
(2)	The amounts listed in this column include nonqualified deferred compensation earnings which represents the above market earnings on the deferred compensation from the GAG, LLC Phantom Stock Plan. Earnings are for the fiscal years ended December 31, 2012 and 2011. Above market earnings is the amount earned at 12.0% that exceeds 120% of the applicable federal tax long–term rate.
(3)	The amounts listed in this column includes nonequity incentive compensation earned by each of our named executive officers for the fiscal years ended December 31, 2012 and 2011.

(4)	The amounts listed in this column includes other compensation detailed in the following table:

Name	Year	Auto Allowance ($)	Company-paid Medical/Dental ($)	Life and Disability ($)	Total ($)
Andrew Gumaer	2012	24,000	16,029	1,942	41,971
	2011	24,000	14,074	1,519	39,593
Harvey M. Yellen	2012	24,000	10,114	1,942	36,056
	2011	24,000	9,068	1,519	34,587
Scott K. Carpenter	2012	14,400	16,029	1,934	32,363
	2011	14,400	14,074	1,435	29,908

(5)	Mr. Yellen transitioned his responsibilities as Chief Operating Officer to Phillip Ahn on April 15, 2013, but continues to serve as Vice Chairman and President.

Outstanding Equity Awards at December 31, 2012

There were no outstanding equity awards for our named executive officers as of December 31, 2012.

17

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of our Company. To that end, the Compensation Committee systematically reviews our executive officers’ performance against established goals and objectives, and assures appropriate risk-taking (principally through an emphasis on mid-to-long-term performance) in order to align executives’ interests with those of the stockholders, with the ultimate objective of improving stockholder value.

The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions. It also performs this evaluation to ensure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

Our compensation plans are designed to link individual rewards with the Company’s performance but ultimately rely on the Committee’s subjective and qualitative assessment of performance of our executive officers relating to factors such as their individual contribution to the Company’s performance, technical expertise, leadership and management skills.

Role of Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has oversight responsibility for our executive compensation programs.  The Compensation Committee makes all compensation decisions for our Chief Executive Officer and other named executive officers and annually reviews their performance.  Such review includes an analysis of the Company’s performance and the performance of the Chief Executive Officer and other named executive officers with respect to matters including, but not limited to, the implementation of strategic and financial plan initiatives.

The Compensation Committee also reviews determinations of our Chief Executive Officer regarding all of the compensation of our other executive officers and provides guidance with respect thereto for consideration by our Chief Executive Officer.  Our Chief Executive Officer makes determinations regarding the compensation of all other executive officers due to his daily involvement with our executive team.  Our Chief Executive Officer annually reviews the performance of each other officer.

Role of Compensation Consultants in Compensation Decisions

The Compensation Committee did not utilize any compensation consultants in determining or recommending the amount and form of executive and director compensation for the fiscal year 2012.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured our annual and long-term incentive-based executive compensation to motivate executives to achieve the business goals set by us and to reward the executives for achieving such goals. The structure of such compensation for many of our executive officers is set forth in such executive’s employment agreement with the Company. For more information regarding employment agreements for our named executive officers, see “Employment Agreements” below.

There is no pre-established policy or target for the allocation between short-term and long-term incentive compensation. Rather, the Compensation Committee reviews relevant information and market data for similar executives at other public companies of comparable size and in the same industry as the Company to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of program, compared to established goals.

2012 Executive Compensation Components

For the fiscal year ended December 31, 2012, the principal components of compensation for executive officers were:

•	base salary;

•	performance-based cash incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

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The Company did not provide any equity compensation to its executive officers in fiscal year 2012. The specific components of such compensation for our named executive officers are described further below.

Base Salary

We provide named executive officers with a base salary as required under their respective employment agreements to compensate them for services rendered during the fiscal year. Such base salaries and automatic annual increases are set in the named executive officers’ employment agreements. For more information about base salaries and employment agreements for our named executive officers, see “Employment Agreements” below.

Performance-Based Cash Incentive Compensation

Our named executive officers either had an individual cash incentive compensation plan for fiscal 2012, which provide an opportunity to earn cash payments upon the achievement of specified performance goals, or were otherwise eligible to receive annual discretionary bonuses pursuant to the terms of their respective employment agreements. Performance related goals were comprised of company-wide and divisional targets. The amount of potential cash incentive compensation and inclusion of specific performance goals varied by individual. For more information about these awards for our named executive officers, see “Employment Agreements” below.

Retirement and Severance Benefits

The employment agreements for our named executive officers provide for certain severance payments upon a change of control of the Company. These provisions and agreements are designed to promote the stability and continuity of senior management and to enable such executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize their own employment or financial security. For more information about such severance provisions for our named executive officers, see “Employment Agreements” below.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits as required under their respective employment agreements. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Attributed costs of the personal benefits described above for the named executive officers for the fiscal year 2012 are summarized in Footnote 4 of the “Summary Compensation Table” above.

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officer. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our Company and our stockholders.

Employment Agreements

On July 31, 2009, we entered into employment agreements with Messrs. Gumaer, Yellen, and Carpenter. These agreements have no defined length of employment. Either party may terminate the employment relationship at any time, subject to possible severance payments as set forth below. The terms and conditions of those agreements are generally as follows:

Pursuant to the terms of the employment agreements, the annual base salaries for Messrs. Gumaer, Yellen, and Carpenter are subject to annual increases of no less than five percent. The agreements also provide for the award of an annual discretionary bonus. The Company provides Messrs. Yellen and Gumaer with monthly automobile allowances of $2,000 and Mr. Carpenter with a monthly automobile allowance of $1,200.

Messrs. Gumaer and Yellen were each entitled to receive annual base salaries of at least $630,000 for the period from July 31, 2010 to July 31, 2011, $661,500 for the period from July 31, 2011 to July 31, 2012 and $694,675 for the period from July 31, 2012 to July 31, 2013 pursuant to the terms of their employment agreements; however, each accepted a reduced base salary of $392,308 for fiscal 2011, $500,000 for fiscal 2012 and $630,000 for fiscal 2013.

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Mr. Carpenter’s annual base salary is $260,466. In accordance with a bonus plan approved by the Company’s Compensation Committee, Mr. Carpenter was entitled to nonequity incentive compensation for fiscal 2012, and will be entitled to nonequity incentive compensation for fiscal 2013, based on the (1) financial performance of the Company’s retail and international divisions reflecting percentages of divisional profit ranging from 2% to 4% depending on the division and level of profit achieved and subject to conditions relating to minimum divisional profit and (2) overall profitability of the Company, subject to the discretion of management, the approval of the Compensation Committee and a maximum annual ceiling.  The foregoing bonus program is subject to an aggregate annual ceiling of five times Mr. Carpenter’s annual base salary, which is currently $260,466.  Pursuant to the foregoing, Mr. Carpenter received nonequity incentive compensation for fiscal 2012 totaling $440,280, of which $240,280 was received based on the financial performance of the Company’s international division and $200,000 was received based on the overall profitability of the Company.

Each employment agreement contains an indemnification provision wherein we promise to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with employment by us.

Severance will be owed if the employment relationship is terminated by us without cause or by the employee with “Good Reason,” or upon the death or disability of the employee. “Good Reason” is (i) a material diminution in the employee’s base salary, authority, duties, or responsibilities; (ii) a material diminution in the budget over which the employee retains authority; (iii) a material change in the geographic location at which the employee must perform services; or (iv) any other action or inaction that constitutes a material breach of the terms of the employment agreement. Severance for Messrs. Yellen, Gumaer, and Carpenter will be payment of the following amounts: a lump sum equal to two years of base salary; a lump sum equal to two times the highest annual bonus paid during the term of employment or two times the first target bonus in the event of termination prior to any bonus being paid; and a lump sum equal to 24 times the monthly COBRA premiums for employee and employee’s spouse and dependents.

Severance will not be owed if the employee terminates the employment relationship without Good Reason or if we terminate the relationship for “Cause.” “Cause” exists if the employee: (i) engages in gross misconduct or gross negligence in the performance of the employee’s duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of the employee’s employment consistent with the employee’s position with us; (ii) engages in fraud, dishonesty, or any other improper conduct that causes material harm to the Company or its business or reputation; (iii) materially breaches the employment agreement; or (iv) is convicted of, or pleads guilty or no contest to, a felony or crime involving dishonesty or moral turpitude (excluding traffic offenses).

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2012 is as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders (1)	—	—	7,208,725
Equity compensation plans not approved by our stockholders (2)	—	—	—
Total	—	—	7,208,725

(1)	Includes our 2009 Stock Incentive Plan.

(2)	All of our equity compensation plans were approved by our stockholders.

For more information on our equity compensation plans, see Note 15 of our Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2012.

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DIRECTOR COMPENSATION

We use cash based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company, the skill level required by our members of the Board and other relevant information. The Compensation Committee, consisting solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation. The Company does not pay its management directors for Board service in addition to their regular employee compensation.

Through August 2012, each non-employee director received annual fees of $32,000, paid in quarterly installments, and the chairperson of our audit committee, compensation committee and corporate governance committee received annual fees of $9,600, $6,400 and $3,200, respectively. Beginning in August 2012, each of our non-employee directors receives annual fees of $60,000, payable in quarterly installments, and the chairperson of our audit committee, compensation committee and corporate governance committee receives annual fees of $18,000, $12,000 and $6,000, respectively. In addition, each of our non-employee directors that is a member of the audit committee, compensation committee and corporate governance committee receives annual fees of $9,000, $6,000 and $3,000, respectively.

The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 31, 2012 for services rendered as members of our Board.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Total ($)
Bryant R. Riley	39,000	39,000
Mark D. Klein	41,250	41,250
Hugh G. Hilton	49,800	49,800
Michael J. Levitt (3)	39,000	39,000
Matthew J. Hart	56,100	56,100

(1)	Andrew Gumaer, our Chief Executive Officer, and Harvey M. Yellen, our Vice Chairman and President, are not included in this table because they are employees of the Company and thus receive no additional compensation for services as a director. The compensation received by Messrs. Yellen and Gumaer as employees of the Company is shown in the Summary Compensation Table above.
(2)	Amount reflects fees paid in cash during 2012 for the named director for services on the Board.

(3)	Mr. Levitt resigned from the Board effective January 31, 2013.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of May 3, 2013, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of the individuals listed below is 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.

	Shares Beneficially Owned (2)
Name or Group of Beneficial Owners (1)	Number	Percent
Named Executive Officers:
Andrew Gumaer	5,280,000	17.6%
Harvey M. Yellen	5,280,000	17.6%
Scott K. Carpenter	144,136	*

Directors:
Bryant R. Riley (3)	109,184	*
Mark D. Klein	184,880	*
Hugh G. Hilton	40,435	*
Matthew J. Hart	50,435	*

5% Stockholders:
Elliott Associates, L.P. (4)	6,129,000	20.4%
712 Fifth Avenue, 36th Floor New York, NY 10019
Robeco Investment Management, Inc. (5)	1,537,502	5.1%
909 Third Avenue New York, NY 10022
Lloyd I. Miller, III (6)	3,261,905	10.9%
222 Lakeview Avenue, Suite 160-365 West Palm Beach, FL 33401
Executive officers and directors as a group (11 persons)	11,363,740	37.9%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the business address of each holder is c/o Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.
(2)	Applicable percentage ownership is based on 30,002,975 shares of our common stock outstanding as of May 3, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after May 3, 2013, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Includes 68,749 shares held by B. Riley and Co., LLC. Mr. Riley is the sole indirect equity owner of B. Riley and Co., LLC.
(4)	Based solely on information provided on a Schedule 13D/A filed by Elliot Associates, L.P. with the SEC on August 9, 2011. Pursuant to the Schedule 13D/A, the securities are beneficially owned by Elliott Associates, L.P., a Delaware limited partnership, and its wholly-owned subsidiaries (collectively, “Elliott”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), and Elliott International Capital Advisors Inc., a Delaware corporation (“EICA” and collectively with Elliott and Elliott International, the “Reporting Persons”). Elliott beneficially owns 2,451,600 shares of Common Stock. Elliott International and EICA beneficially own an aggregate of 3,677,400 shares of Common Stock. Collectively, Elliott, Elliott International and EICA beneficially own 6,129,000 shares of Common Stock. Elliott has the power to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Common Stock beneficially owned by it. Elliott International has the shared power with EICA to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Common Stock owned by Elliott International.
(5)	Based solely on information provided on a Schedule 13G/A filed by Robeco Investment Management with the SEC on February 7, 2013, with respect to 1,537,502 shares held by Robeco Investment Management, Inc. (RIM) for the discretionary account of certain clients. To the knowledge of RIM no person has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such Common Stock which represents more than 5% of the outstanding shares of the Common Stock.
(6)	Based solely on information provided on a Schedule 13G/A filed by Lloyd I. Miller, III with the SEC on February 12, 2013, with respect to 3,261,905 shares held by Lloyd I. Miller, III. Pursuant to such Schedule 13G/A, Lloyd I. Miller, III has sole voting and dispositive power with respect to 2,116,925 shares of Common Stock as the manager of a limited liability company that is the general partner of a certain limited partnership and has shared voting and dispositive power with respect to 1,144,980 shares of Common Stock as (i) the co-manager of a limited liability company and (ii) an advisor to the trustee of a certain family trust.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2012 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company’s independent public accountants their independence from the Company.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Matthew J. Hart, Chairperson
Hugh G. Hilton

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Great American Group, Inc., c/o Corporate Secretary, 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367 or call Investor Relations at (818) 884-3737. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2014 proxy statement, a stockholder’s proposal must be received by us no later than January 16, 2014, unless the date of our 2014 Annual Meeting of Stockholders is more than 30 days before or after June 19, 2014 (the one-year anniversary date of the 2013 Annual Meeting of Stockholders), in which case in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the previous year’s annual meeting of stockholders for our 2014 annual meeting of stockholders, unless the date of the 2014 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the 2013 Annual Meeting, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2014 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

ANNUAL REPORT

Our 2012 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2012 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Andrew Gumaer
Chairman and Chief Executive Officer

24

GREAT AMERICAN GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2013

The undersigned hereby appoints Andrew Gumaer and Harvey M. Yellen and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of Great American Group, Inc. which the undersigned may be entitled to vote at the 2013 Annual Meeting of Stockholders of Great American Group, Inc. to be held on Wednesday, June 19, 2013 at 1:00 p.m. (local time) at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2013 Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND FOR A "THREE YEAR" FREQUENCY IN PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be dated and signed on reverse side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

The Proxy Statement and our 2012 Annual Report on Form 10-K are available at: http://viewproxy.com/greatamerican/2013/.

PROXY – *(Continued from reverse side)*

Great American Group, Inc. 2013 Annual Meeting Proxy Card

Please make your mark like this ☒

The Board of Directors recommends a vote "FOR" the nominees for director listed below, a vote "FOR" proposals 2 and 3, and a vote for a "Three Year" frequency in proposal 4.

1. The election as director of the nominees listed with terms to expire in 2016 (except as marked to the contrary below): FOR ☐ WITHHOLD ☐ FOR All Except ☐

01 Bryant R. Riley 02 Mark D. Klein

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR All Except" and write that nominee's name in the space provided below.

2. To ratify the appointment by our Audit Committee of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Advisory vote to approve named executive officer compensation. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Recommend, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers. 1 YR ☐ 2 YRS ☐ 3 YRS ☐ ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors, FOR proposals 2 and 3, and FOR a "Three Year" frequency in proposal 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: ______________________

____
Signature

____
Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

CONTROL NUMBER → ☐

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.